Exhibit (a)(1)(vi)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

August 27, 2008 – One Week After Offer Commences

We have just completed week one of the Cypress Semiconductor Corporation Offer to Exchange Restricted Stock Units for Restricted Stock (referred to as the “Offer to Exchange”). This offer to exchange your eligible restricted stock units will expire at 5:00 p.m., Pacific Time, on September 25, 2008 unless we extend this offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on September 25, 2008 by:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

Only responses that are complete, signed and actually received by Priscilla Raymundo by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Victoria Tidwell who can be reached at (408) 943-2979 or Neil Weiss, who can be reached at (408) 943-2630.

This notice does not constitute the Offer to Exchange. The full terms of this offer are described in (1) the Offer to Exchange; (2) the letter from T.J. Rodgers, dated August 22, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through our website at http://intranet.cypress.com/corpwww/corpwww/RSU/rsu.html.

September 18, 2008 – Final Week

We are entering the final week of the Cypress Semiconductor Corporation Offer to Exchange Restricted Stock Units for Restricted Stock (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. This offer to exchange your eligible restricted stock units will expire at 5:00 p.m., Pacific Time, on September 25, 2008 unless we extend this offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on September 25, 2008 by:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

Only responses that are complete, signed and actually received by Priscilla Raymundo by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Victoria Tidwell who can be reached at (408) 943-2979 or Neil Weiss, who can be reached at (408) 943-2630.

This notice does not constitute the Offer to Exchange. The full terms of this offer are described in (1) the Offer to Exchange; (2) the letter from T.J. Rodgers, dated August 22, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through our website at http://intranet.cypress.com/corpwww/corpwww/RSU/rsu.html.

September 25, 2008 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible restricted stock units as part of the Cypress Semiconductor Corporation Offer to Exchange Restricted Stock Units for Restricted Stock (referred to as the “Offer to Exchange”). This offer to exchange your eligible restricted stock units will expire at 5:00 p.m., Pacific Time, today, September 25, 2008.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on September 25, 2008 by:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

Only responses that are complete, signed and actually received by Priscilla Raymundo by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Victoria Tidwell who can be reached at (408) 943-2979 or Neil Weiss, who can be reached at (408) 943-2630.

This notice does not constitute the Offer to Exchange. The full terms of this offer are described in (1) the Offer to Exchange; (2) the letter from T.J. Rodgers, dated August 22, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through our website at http://intranet.cypress.com/corpwww/corpwww/RSU/rsu.html.